SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 1, 1997


                               Lithia Motors, Inc.
             (Exact Name of Registrant as specified in its charter)


    Oregon                    0-21789                             93-0572810
(State or other            (Commission                         (IRS Employer
jurisdiction of             File Number)                      Identification No.
of incorporation)

           360 E. Jackson St., Medford, Oregon       97501
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         Address of Principal Executive Office      Zip Code

         Registrant's telephone number including area code 541-776-6899



          (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.

         On July 1, 1997, the registrant completed the acquisition from Magnussen-Barbee Ford, Lincoln-Mercury, Inc. a California corporation, of a Ford, Lincoln, Mercury dealership located at 300 Soscol Avenue, Napa, California, pursuant to an Agreement for the Purchase and Sale of Business Assets (the "Agreement") dated February 21, 1997. The registrant acquired the dealership business through the purchase of substantially all of the assets used in the operation of the business, consisting of furniture, fixtures, leasehold improvements, equipment, parts and accessories, inventories of new and used vehicles, service supplies and work in progress, pre-paid expenses and goodwill.

         Total  consideration paid for the assets was $7,411,000,  consisting of
(i) $250,000 for parts and accessories, valued at the seller's net cost or replacement cost; (ii) $3,000,000 for new vehicle inventory, at the aggregate factory invoice cost less factory rebates, holdbacks, incentives, and certain allowances rebated to the dealer; (iii) $800,000 for used vehicle inventories, based on mutual agreement of the parties as to the value of each individual vehicle; (iv) $661,000 for furniture, fixtures, leasehold improvements and equipment, based on an independent appraisal; and (v) $2,700,000 for intangible assets, determined by agreement of the parties.

         The purchase price for tangible assets was paid in cash, with new and used vehicle inventories subsequently financed under the registrant's existing credit facility with United States Bank of Oregon. Payment for intangible assets consisted of $2,100,000 in cash and an unsecured promissory note in the amount of $600,000, bearing interest at 9.0% per annum, with principal payable in four annual installments of $150,000 each.

         Concurrent with the close of the acquisition, a wholly-owned subsidiary of the registrant assumed the existing lease of the premises on which the dealership business is conducted, which premises were subsequently sub-leased on substantially identical terms to Lithia FN, Inc., another wholly-owned subsidiary of the registrant which was formed to operate the dealership.

         The lease (the "Lease"), between Lithia Real Estate ("Lessee"), Inc. and John Ferrogiaro ("Lessor"), expires on December 31, 2006, with the Lessee having an option to extend for an additional five years thereafter. The Lease provides for monthly payments of $6,000 through December 31, 2001, rising to $6,500 for the remainder of the term. The monthly lease payments under the renewal option are to be negotiated by the parties, but in any event will be no less than $6,500 nor more than $7,500 per month.

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Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired.

                  Not Applicable

         (b)      Exhibits.

                  The following exhibits are being filed herewith:

         10.1. Agreement for the Purchase and Sale of Business Assets, dated February 21, 1997, between Magnussen-Barbee Ford, Lincoln Mercury, Inc. and Lithia Motors, Inc., incorporated by reference to Exhibit
                           10.23 to the registrant's annual report on Form 10-K (file no. 0-21789) as filed with the Securities and Exchange Commission on March 31, 1997.

         10.2.             Lease   between  John   Ferrogiaro   and  Bernard  L.
                           Magnussen et al., as amended by Second Amendment to Lease, dated December 12, 1996, and Consent to Assignment and Third Amendment to Lease, by and among John Ferrogiaro, Magnussen Dealership Group and Lithia Real Estate, Inc.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     LITHIA MOTORS, INC.
                                                              (Registrant)



Date:  July 16, 1997                      By:       /s/ Sidney B. DeBoer
                                                    ---------------------
                                                   Sidney B. DeBoer
                                                   President and Chief Executive
                                                    Officer

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                                  Exhibit Index



Exhibit


         10.1. Agreement for the Purchase and Sale of Business Assets, dated February 21, 1997, between Magnussen-Barbee Ford, Lincoln Mercury, Inc. and Lithia Motors, Inc., incorporated by reference to Exhibit
                           10.23 to the registrant's annual report on Form 10-K (file no. 0-21789) as filed with the Securities and Exchange Commission on March 31, 1997.

         10.2.             Lease   between  John   Ferrogiaro   and  Bernard  L.
                           Magnussen et al., as amended by Second Amendment to Lease, dated December 12, 1996, and Consent to Assignment and Third Amendment to Lease, by and among John Ferrogiaro, Magnussen Dealership Group and Lithia Real Estate, Inc.




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